UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2005

Commission File No. 0-20740

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0277592
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000

Irvine, California 92618-2402

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Donald R. Dixon, a member of the Epicor Software Corporation (“Epicor” or the “Company”) Board of Directors informed the Company on August 16, 2005 that he will be resigning his position as a member of the Company’s Board of Directors effective September 15, 2005. A copy of the resignation letter is being furnished as Exhibit 17 to this Current Report on Form 8-K.

Mr. Dixon is the Managing Director of Trident Capital, Inc. He first became a member of the Company’s Board of Directors on September 30, 1995 after several of the funds managed by Trident Capital invested in the Company through acquisition of the Company’s Preferred Stock offerings. During his ten years serving on the Company’s Board, Mr. Dixon has served in a variety of positions, including as Chair of the Audit Committee and his current service as Chair of the Company’s Compensation Committee. The Trident funds recently converted and distributed their remaining holdings of the Company’s Preferred Stock and, as a result, and pursuant to Trident Capital’s practice, Mr. Dixon announced his resignation from the Board.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description
17.1	Resignation Letter dated August 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPICOR SOFTWARE CORPORATION (Registrant)

Date: August 19, 2005	/s/ John D. Ireland
John D. Ireland Vice President and General Counsel

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Exhibit Index

Exhibit Number	Description of Document
17.1	Resignation Letter dated August 16, 2005.

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